     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------



                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of Registrant as specified in its charter)



                       BERMUDA                                            94-2708455
            (State or other jurisdiction                     (I.R.S. Employer Identification No.)
          of incorporation or organization)


                              80 SOUTH MAIN STREET
                        HANOVER, NEW HAMPSHIRE 03755-2053
                    (Address of Principal Executive Offices)
                             ----------------------

                      ONEBEACON INSURANCE SUPPLEMENTAL PLAN
                              (full title of plan)
                             ----------------------


                                 J. BRIAN PALMER
                            CHIEF ACCOUNTING OFFICER
                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                              80 SOUTH MAIN STREET
                        HANOVER, NEW HAMPSHIRE 03755-2053
                                 (603) 643-1567
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
               TITLE OF                      AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
              SECURITIES                     TO BE         OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
           TO BE REGISTERED                REGISTERED            SHARE                  PRICE              FEE
------------------------------------------------------------------------------- ------------------------------------
Common Shares, par value $1.00 per        200,000 [1]         $346.50 [2]          $69,300,000 [2]       $17,325
share
------------------------------------------------------------------------------- ------------------------------------

[1] Amount to be registered will include an indeterminate additional number which may be issuable pursuant to the antidilution provisions of the OneBeacon Insurance Supplemental Plan.

[2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Common Shares reported on the New York Stock Exchange on August 24, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by White Mountains Insurance Group, Ltd. (the "Registrant") (Commission file no. 1-8993) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated in this Registration Statement by reference:

          (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K") and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

         (c) description of the Registrant's common shares, par value $1.00 per share, contained in the Registrant's Form 8-A filed December 16, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 33 of the Registrant's Bye-laws (the "Bye-laws") provides that the Registrant will indemnify its officers and directors to the fullest extent possible under the Bermuda Companies Act of 1981 (as amended from time to time, the "Companies Act"). Without limiting the foregoing, the directors, secretary and other officers (including any alternate director or any person appointed to any committee by the board of directors or any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

         The Registrant may purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification pursuant to the Bye-laws to the fullest extent permitted by law.

         All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Section 33 of the Bye-laws in connection with any proceeding shall be advanced to such person by the Registrant within twenty (20) business days after the receipt by the Registrant of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Registrant at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to the Bye-laws.

         The right of indemnification and advancement of expenses provided in the Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of the Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of the Bye-laws, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of Section 33 of the Bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

         Section 98 of the Companies Act provides that the Registrant may indemnify its directors and officers in their capacity as such in respect of any loss arising or liability attached to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Registrant other than his or her own fraud or dishonesty. Bermuda law permits the Registrant to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

         Insurance is maintained on a regular basis against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

         The following exhibits are furnished with this Registration Statement:

         EXHIBIT NO.                                    DESCRIPTION
         -----------                                    -----------
          (4)(a)                    Memorandum of Continuance of the Registrant (incorporated by reference to
                                    Exhibit (3)(i) of the Registrant's current report on Form 8-K filed
                                    November 1, 1999 (Commission file number 1-8993)).

          (4)(b)                    Bye-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant's current report on Form 8-K filed November 1, 1999
                                    (Commission file number 1-8993)).

          (4)(c)                    OneBeacon Insurance Supplemental Plan, as amended.

          (5)(a)                    Opinion of Conyers Dill & Pearman.

          (23)(a)                   Consent of PricewaterhouseCoopers.

          (23)(b)                   Consent of PricewaterhouseCoopers LLP.

          (23)(c)                   Consent of KPMG LLP.

          (23)(d)                   Consent of Conyers Dill & Pearman (included in Exhibit (5)(a)).

          (24)(a)                   Powers of Attorney.


ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on August 27, 2001.

                                          WHITE MOUNTAINS INSURANCE
                                          GROUP, LTD.


                                          By  /s/ J. BRIAN PALMER
                                             -------------------------------
                                                  J. Brian Palmer

                                             Title: Chief Accounting Officer


         DIRECTORS AND OFFICERS OF THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.

                          SIGNATURES                            TITLE                                       DATE
                          ----------                            -----                                       ----
    /s/ K. THOMAS KEMP                                          President                                   August 27, 2001
   -------------------                                          (Principal Executive Officer)
   K. Thomas Kemp

   /s/ DENNIS P. BEAULIEU                                       Vice President and Treasurer                August 27, 2001
   -----------------------------------                          (Principal Financial Officer)
   Dennis P. Beaulieu

   /s/ J. BRIAN PALMER                                          Chief Accounting Officer                    August 27, 2001
   -----------------------------------                          (Principal Accounting Officer)
   J. Brian Palmer

                          SIGNATURES                            TITLE                                       DATE
                          ----------                            -----                                       ----

    *                                                           Chairman, Director                          August 27, 2001
   -----------------------------------
   John J. Byrne

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Patrick M. Byrne

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Howard L. Clark, Jr.

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Robert P. Cochran

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   George J. Gillespie III

   *
   -----------------------------------                          Deputy Chairman, Director                   August 27, 2001
   Gordon S. Macklin

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Frank A. Olson

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Steven E. Fass

   /S/ K. THOMAS KEMP                                           President, Director                         August 27, 2001
   -----------------------------------
   K. Thomas Kemp

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Joseph S. Steinberg

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   John D. Gillespie

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Raymond Barrette

   *                                                            Director                                    August 27, 2001
   -----------------------------------
   Arthur Zankel

*executed by: /s/ K. THOMAS KEMP
             --------------------
             K. Thomas Kemp,
             Attorney-in-Fact

                                  EXHIBIT INDEX


        EXHIBIT NO.                                  DESCRIPTION
        -----------                                  -----------

          (4)(a)                    Memorandum of Continuance of the Registrant (incorporated by reference to
                                    Exhibit (3)(i) of the Registrant's current report on Form 8-K filed
                                    November 1, 1999 (Commission file number 1-8993)).

          (4)(b)                    Bye-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant's current report on Form 8-K filed November 1, 1999
                                    (Commission file number 1-8993)).

          (4)(c)                    OneBeacon Insurance Supplemental Plan, as amended.

          (5)(a)                    Opinion of Conyers Dill & Pearman.

          (23)(a)                   Consent of PricewaterhouseCoopers.

          (23)(b)                   Consent of PricewaterhouseCoopers LLP.

          (23)(c)                   Consent of KPMG LLP.

          (23)(d)                   Consent of Conyers Dill & Pearman (included in Exhibit (5)(a)).

          (24)(a)                   Powers of Attorney.